Exhibit 99.2

June 22, 2005


Dear BNA Stockholder,


     The BNA Board of Directors is pleased to be able to announce that BNA has reached an agreement in principle with Charles E. Smith Commercial Realty, a division of Vornado Realty Trust, for the relocation of BNA's headquarters in the spring of 2007 to 1801 S. Bell Street, Crystal City, Virginia.

     This decision is based on an extensive, two-year process, during which a Long-Range Facilities Planning Task Force analyzed over 130 sites, including remaining at our current 25th Street location and doing the necessary renovation and repair work to those buildings. It was the task force's unanimous recommendation to the board that BNA's headquarters be relocated to Crystal City, and the Board unanimously adopted that recommendation.

     Our building in Crystal City will give us the ability, for the first time in many years, to bring all of BNA's publishing groups together at the same location, while at the same time affording us room for future growth. Our building will be renovated to meet BNA's specific needs, and we will be able to move into it without having to live through the severe dislocation of renovation and repair work. For BNA's employees, Crystal City offers significantly better access to amenities and public transportation, including a Metro stop in close proximity to the building and accessible without having to go outside. Crystal City is only 10 minutes from downtown D.C., and very convenient to Capitol Hill (in fact, you can actually see the Capitol dome from our building).

     Although the details of the real estate transaction - by which BNA purchases the S. Bell Street building from Charles E. Smith Commercial Realty, a division of Vornado Realty Trust, and Smith buys our 25th Street buildings - are not yet final, we expect the financial effect of this transaction will exceed the goal set by the board of achieving $2 million average annual savings - an important boost as we seek each year to attain the financial results necessary to sustain employee ownership. The swap of properties will be accomplished through a "like kind" exchange pursuant to
Section 1031 of the Internal Revenue Code.

     The decision to leave D.C. - BNA's home for its entire corporate history
- was not an easy one. If all things were equal, we would have stayed put. But it became abundantly clear that all things weren't equal. Locating our headquarters in Crystal City makes good sense for BNA employees and for BNA stockholders. It also, in the current economic and real estate climate, makes good sense for D.C., which is seeking to attract residents into the city who provide a better tax base than a company whose employees predominantly reside outside the city.

     This decision means that where BNA is will change - but what BNA is will not change. Your Board of Directors believes, unanimously and emphatically, that making this geographic change will undergird our ability to continue as an employee-owned company that respects and values our employees, and that provides our customers with the essential information and expert analysis that is unmatched by any other publisher.

     We're looking forward to 2007.



s/Sandra C. Degler                      s/Paul N. Wojcik
------------------------                ------------------------
Sandra C.Degler                         Paul N. Wojcik
Chairman of the Board                   Vice Chairman of the Board


s/Paul A. Blakely                       s/Cynthia J. Bolbach
------------------------                ------------------------
Paul A. Blakely                         Cynthia J. Bolbach


s/Eunice Lin Bumgardner                 s/Neil R. Froemming
------------------------                ------------------------
Eunice Lin Bumgardner                   Neil R. Froemming


s/Gerald S. Hobbs                       /Margret S. Hullinger
------------------------                ------------------------
Gerald S. Hobbs                         Margret S. Hullinger


s/George J. Korphage                    s/Gregory C. McCaffery
------------------------                ------------------------
George J. Korphage                      Gregory C. McCaffery


s/Jonathan Newcomb                      s/Susan E. Rice
------------------------                ------------------------
Jonathan Newcomb                        Susan E. Rice


s/Ellen Taus                            s/Daniel W. Toohey
------------------------                ------------------------
Ellen Taus                              Daniel W. Toohey


s/Robert L. Velte
------------------------
Robert L. Velte


The foregoing is a forward-looking statement within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934 regarding possible future events. Persons reviewing this report are cautioned that this forward-looking statement is not a guarantee of future performance, is subject to risks and uncertainties, and actual events may differ materially from those described in the forward-looking statement as a result of various factors.